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                                                                     EXHIBIT 4.8


                        [MARC COLLINS-RECTOR LETTERHEAD]

                               As of May 27, 1999

Digital Entertainment Network, Inc. ("DEN")
2230 Broadway
Santa Monica, CA 90404
Attn: Mr. Bruce Gamache,
      Chief Financial Officer

      Re: 8% Convertible Note due December 31, 2000, dated as of April 22,
          1999, of DEN in favor of Marc Collins-Rector, as Trustee of the Marc Collins-Rector Revocable Trust u/a/d 7/28/97, in the principal sum advanced from time to time, not to exceed $7,500,000 (the "Note")

Dear Bruce:

     Pursuant to Section 2(iii) of the Note, the undersigned is hereby notifying DEN that it is hereby giving DEN 5 business days' notice that it is terminating the line of credit to DEN represented by the Note, and that, in accordance with and subject to Section 2(iii) of the Note, DEN may not borrow any additional funds under the Note.

                                        Very truly yours,

                                        MARC COLLINS-RECTOR REVOCABLE TRUST
                                        U/A/D 7/28/97

                                        By: /s/ MARC COLLINS-RECTOR
                                           --------------------------------
                                           Marc Collins-Rector
                                           Trustee


ACKNOWLEDGEMENT OF RECEIPT:

DIGITAL ENTERTAINMENT NETWORK, INC.


By: /s/ BRUCE GAMACHE
   -----------------------
   Bruce Gamache
   Chief Financial Officer